(Audiovox Corp.) Logo
                           (AMEX: VOX)

                   Terms of the Exchange Offer
-    $65 million outstanding of 6 1/4% Convertible Subordinated
     Debentures due 2001
- 165 shares of Class A Common Stock for each $1,000 principal amount
-    Accrued Interest Through the Exchange Acceptance Date
     (November 25) will be paid in cash


                  Why Make The Exchange Offer?
The exchange offer is part of an overall strategy to improve
Audiovox's economic strength and to take advantage of the rapid growth in evolving technologies and growing markets.

                           Why Tender?
-    Continually introducing new wireless and automotive products
-    Entering new international markets
-    planned entry into manufacturing
-    Improved financial position
-    Reducing corporate overhead

                   Advantages & Disadvantages
                      Advantages             Disadvantages
                    (Assumes 100%            (Assumes 100%
                    Participation)          Participation)
Company        -Increases equity by     -Significant dilution
                 approximately $65      -Accounting treatment
                 million                  requires
               -Increases economic        approximately $45
                 strength                 million charge
               -Increases                 (offset by a
                 institutional            contribution to
                 ownership of stock       capital)
               -Converts debt at a
                 discount
Converting     -Priced at a premium     -Loss of "current
Bondholders      to pre-offer bond        yield"
                 price                  -Loss of "priority
               -Equity has more           claim" over equity
                 upside potential       -Loss of fixed
               -Equity should have        redemption date
                 better liquidity than
                 bonds
Non-Converting -Increased equity        -Potential delisting
Bondholders                               of bonds from AMEX
                                        -S&P may stop rating
                                          the bonds


                       Audiovox Corporation
Operates in Two Business Segments
-    Wireless Communications Products
     -Cellular and PCS
     -63.8% of Company's business in fiscal 1995 ($319,481,000)
-    Automotive Products
     -Sound, security and accessories
     -36.2% of company's business in fiscal 1995 ($181,259,000)

                            Audiovox
                      Communications Corp.
                             (Logo)

Cellular Domestic Subscribers
1985-2000

Line graph showing the increase in cellular domestic subscribers from 1985 through 9/96, and a projection through the year 2000.

        year    millions
        1985      0.3
        1986      0.7
        1987      1.2
        1988      2.1
        1989      3.5
        1990      5.3
        1991      7.2
        1992     11.0
        1993     14.9
        1994     24.0
        1995     32.0
        1996     42.0


        2000     60.0

Source:  CTIA
Note:  40.6 as of 9/96


Audiovox Cellular Unit Sales
1985 - 1996 (fiscal nine months)

Bar graph showing the increase in Audiovox unit sales from 1985 through fiscal 9 months 8/31/96, superimposed on a line graph showing the increase in cellular domestic subscribers from 1985 through 9/96, and a projection for the year 2000.


        domestic       Audiovox
        industry       cellular
      subscribers     unit sales
       (millions)     (millions)
1985     0.3            26,900
1986     0.7            66,500
1987     1.2           127,500
1988     2.1           219,000
1989     3.5           221,000
1990     5.3           262,000
1991     7.2           330,000
1992    11.0           427,000
1993    14.9           504,024
1994    24.0           834,000
1995    32.0         1,216,725
1996    42.0         1,286,114 fiscal nine months

2000    60.0

Domestic Industry Projections Source:  CTIA


                        Audiovox Wireless

Domestic Wholesale & Retail
-    New Technology - CDMA, PCS, TDMA, GSM
-    Accessory and Fulfillment Marketing - Packaging Programs
-    Retail Strengthens Relationships with RBOCs
-    Revenues via Product Sales, Activations, Residuals


                        Audiovox Wireless
Broad Customer Base Includes:

-    RBOCS's such as:             Bell Atlantic/NYNEX Mobile
                                AirTouch Cellular, South
                                Western Bell

-    Non-Wireline
  Carriers such as:             AT&T, MCI

-    Distributors such as:      Bright Point, Cellstar

-    Retailers such as:         The Wiz, Walmart


                        Audiovox Wireless

OEM and Private Label Programs Include

-    OEM
     -BMW
     -Land Rover
-    Private Label Programs
     -Talk Along
     -AAA
     -Liberti Program

                 Audiovox International Wireless


                     International Overview


Total Number of
Countries in the World:       185       (United Nations)

Total Population                        (Estimated - World
Worldwide:               5,734,000,000  Almanac 1996)

Total Number of
Countries in the World                  (December 1994, EMC
with Cellular Service:        174       World Report)

Total Population with    3,838,460,000  (December 1994, EMC
Cellular Service:                       World Report)

Total Subscribers                       (Deloitte & Touche LLP
Worldwide:                86,000,000    Review, October 1996)


        World Cellular Subscriber Growth to October 1996

Line graph showing the growth in world cellular subscribers from year-end 1991 through 10/96.


                       year end     millions
                          1991         11.2
                          1992         16.0
                          1993         22.9
                          1994         34.1
                          1995         55.0
                          1996         86.0

                 Source:  Deloitte & Touche LLP


                    Audiovox Global Presence

Europe      Central & South America  Asia Pacific   Middle East/Africa
-------     -----------------------  ------------   -----------
Cyprus      South America            Australia      Bahrain
France      Antigua                  China/         Israel
Greece      Argentina                Hong Kong      Kuwait
Iceland     Aruba                    Indonesia      Lebanon
Italy       Bolivia                  Korea          Saudi Arabia
Portugal    Brazil                   New Zealand    Oman
Turkey      Chile     [Image of      Philippines    South Africa
Spain       Columbia      World]     Singapore
Netherlands Greneda                  Sri Lanka
Poland      Mexico                   Taiwan
            Paraguay                 Thailand
            Peru
            Puerto Rico
            Uruguay
            Venezuela
            West Indies


                        Audiovox Wireless
                   International Sales Growth
             1993         1994          1995       9 Months '96
            ------        -----        -----      -------------

Dollars   $21,750,631  $30,051,828  $40,630,952    $60,309,427

 Units      38,573       74,404       159,405        314,005


                        Audiovox Wireless
                   International Sales Growth
-    Asia
     -Entered Indonesia, Taiwan, Malaysia, Vietnam and Thailand

-    Europe
     -Entered Portugal, Greece and Spain

-    Latin America
     -Entered Uruguay and Chile


                       Automotive Products

                            -   Audio

                            -   Security

                            -   Accessories


                   Domestic Automotive Markets



      Mobile Electronics             Consumer Electronics
Car Deal Expediter              Mass Market
- Pursuit & SPS                 - Audiovox Brand
                                - Alco Product
12 Volt Specialist              - Key customers - Sears,
- Prestige & Posse              Walmart


                    International Automotive

                 1996 Sales Approx. $45,000,000

Established Distribution in:

Asia                       Europe    South/Latin America
----                       ------    -------------------
Malaysia (joint venture)   France    Venezuela (joint venture)
Taiwan                     Greece    Mexico
Thailand                   Poland    Chile
Indonesia                  Hungary   Guatemala
Australia (joint venture)  Russia    Honduras
                                     Paraguay
                                     Uruguay


                         Automotive OEM

-    OEM                          - Private Label Programs
  -    Delco                         -    Chrysler Canada
  -    Proton                        -    Gulf States Toyota
  -    BayLiner Boats                -    South East Toyota
  -    GM Venezuela                  -    Honda Malaysia
  -    Chrysler Venezuela            -    Chrysler of Greece
                                     -    Hyundai of Greece


                           Technology

-    Security:  Combo Systems with Security and Remote Start

-    Security:  Vehicle Tracking and Navigation

-    Audio:  GC-600 Combination CD and Cassette

-    Multi-Media


                Planned Manufacturing Initiatives

-    GS-9001 Certification

-    33% Ownership on TALK (cellular and car stereo)

-    Vehicle Security - Southeast Toyota/Gulf States Toyota (OEM

     Platform)

-    Malaysia:  Assembly of Cruise Controls

                           Advantages:

     -    Design proprietary products - cellular and non-cellular

     -    Full engineering staff

     -    QC procedures


                    Third Quarter Comparison

(In 000's except per share amounts)

                          Three Months Ended         Variance

                          --------------------        --------
                       8/31/95       8/31/96          95/96
                       --------     ---------       -------
Net Sales           $112,177         $142,828       $30,651

Cost of Sales        104,771(fn1)     118,189        13,418
                      -------        --------       -------
  Gross Profit         7,406           24,639        17,233

Operating Expenses    22,552           20,911        (1,641)
                     -------          -------       -------
  Operating Income
(Loss)               (15,146)           3,728        18,874
Interest and Bank
Charges               (2,595)          (2,193)          402
Other Income
(Expense)              8,012(fn2)          40        (7,972)
                        ------        -------       -------
  Pre-Tax Income      (9,729)           1,575        11,304

Provision for
(Recovery of)
Taxes                 (3,344)             808         4,152
                      -------         -------      --------
  Net Income
(Loss)               ($6,385)            $767        $7,152
                      =======         =======       =======
EPS - Fully
Diluted                 (0.71)          $0.08         $0.79
                      =======         =======       =======
Weighted Avg.
Shares (Fully          9,039            9,326
Diluted)              ======          =======
(1)  Includes $9.3MM charge for inventory write-down to market

(2)  Includes $8.4MM gain on sale of investment



                   Pro Forma Income Statement

(000's except per share amounts)

                       Nine Months Ended          Pro Forma (fn1)

                       --------------------       ---------
                     8/31/95       8/31/96        8/31/96
                     --------     ---------      ---------
Net Sales           $349,378       $406,515      $406,515

Cost of Sales        300,115(fn6)   340,413       340,413
                      -------      --------       -------
  Gross Profit        49,263         66,102        66,102

Operating Expenses    62,495         57,778        57,778
                     -------        -------       -------
  Operating Income
(Loss)                (13,232)        8,324         8,324
Interest and Bank
Charges                (7,306)      (6,407)        (3,360)(fn2)
Other Income
(Expense)              7,652(fn5)    $1,173        (1,606)
                        ------      -------        -------
  Pre-Tax Income      (12,886)        3,090         6,570(fn3)

Provision for
(Recovery of)
Taxes                  (3,265)        1,696         3,088(fn4)
                      -------       -------       --------
  Net Income
(Loss)                ($9,621)       $1,394        $3,482
                      =======       =======        =======
EPS - Fully
Diluted                ($1.06)        $0.15         $0.17
                      =======       =======        =======
Weighted Avg.           9,039         9,330        20,055
Diluted)               ======        =======         =======

(1) Assumes exchange offer occurred on December 1, 1994 (100% participation)
(2)  Reversal of Interest Expense
(3)  Reversal of Amortization of Debt Issuance Costs
(4) Reflects Estimated Tax Impact at 40% of Reversal of Interest and Debt Issuance Costs
(5) Includes $8.4 MM Gain on Sale of Investment and $2.9 MM Expense on Issuance of Warrants
(6)  Includes $9.3MM charge for inventory write-down to market


                     Pro Forma Balance Sheet

(In 000's)
                        As Reported                Pro Forma(fn1)
ASSETS                    8/31/96    Adjustments      8/31/96
                        --------    -----------     ---------
Cash & Cash
Equivalents               $6,509                      $6,509
Other Current Assets     204,991                     204,991
Investment Securities
- CellStar                20,781                      20,781
Equity Investment          8,522                       8,522
P.P. & E. Net              6,760                       6,760
Other Assets
(Including Debt
Issuance Costs)            7,311    (2,595)(fn2)       4,716
                        --------    ------------   ---------
Total Assets            $254,874    ($2,595)        $252,279
                        ========    ============   =========

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities       $48,004                     $48,004
Deferred Income Taxes       7,518                       7,518
Convertible
Subordinated Debt
                           65,000   (65,000)                0
Other Debt                 39,347                      39,347
                         --------   --------        ---------
Total Debt                104,347   (65,000)           39,347
                         --------   --------        ---------
Total Liabilities         159,869   (65,000)           94,869
Minority Interest             836                         836
Stockholders' Equity
                           94,169    62,405(fn3)      156,574
                         --------   --------         ---------
Total Liabilities &
Stockholders' Equity
                         $254,874   ($2,595)         $252,279
                         ========   ========        =========

(1) Assumes exchange offer occurred August 31, 1996 (100% participation)
(2)  Reversal of Unamortized Debt Issuance Costs
(3)  Net Increase in Stockholder's Equity

SCRIPT_BONDHOLDER CALLS


INTRODUCTION:

Hello, my name is              from Audiovox.  I am calling with
respect to the exchange offer for our bonds.

- Did you receive the Bond Exchange material sent out by the Company? If not, will send.

- Are you still a bondholder?  If yes, go to next question.

- May I ask how many bonds you hold?


LET US EXPLAIN THE OFFER TO YOU.

- WHAT IS THE OFFER?

The offer is to convert each bond into 165 shares of Audiovox
Class A common stock. For your information, the stock is trading at ________ . Bonds are trading at _______ .


- AS A POTENTIAL STOCKHOLDER, we'd like to tell you about some of the prospects of the Company. Although we do not know what the stock will do in the future, we believe the growth prospects for the company are very good. Our automotive group, which sells security and sound products, plans expansion to overseas markets and the introduction of new products to both our overseas and domestic markets. Our cellular telephone group will be experiencing the same overseas growth as it supports the cellular phone companies abroad. The cellular group will also be bringing in several new digital technology products which we are very excited about.

- WHAT ARE SOME BENEFICIAL EFFECTS OF THE OFFERING?

1.Provides us with a stronger equity base to support the growth just mentioned.

2.Provides a larger pool of shares available to the public which will attract more interest from investment funds.

3.Reduces our interest expenses and related costs by approximately $2.6 million.

CONCLUSION:

- Thank you for taking our call.

- If you wish to convert your bonds, we suggest you call your broker.

- Reminder:  Offer is open only through November 25th.

- Do you have a feeling whether you will convert your bonds?

- If you have any questions, please call _______________ .